UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2002

HORIZON OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23653 (Commission File Number)	76-487309 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600

(Registrant's telephone number, including area code)

Item 4.    Changes in Registrant's Certifying Accountant.

            Horizon Offshore, Inc. (the "Company") has selected PricewaterhouseCoopers LLP ("PWC") as the Company's independent auditors. The decision to select PWC was recommended by the Audit Committee and approved by the Board of Directors. During the two fiscal years ended December 31, 2001 and the subsequent interim period preceding such selection, neither the Company nor anyone on its behalf consulted PWC regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did PWC provide to the Company a written report or oral advice regarding such principles or audit opinion; or (2) any matter that was either the subject of a disagreement or a reportable event.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.

By:	/s/ R. Clay Etheridge
R. Clay Etheridge
Executive Vice President and
Chief Operating Officer

Dated: June ___, 2002